UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2010

THE BON-TON STORES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-19517	23-2835229
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 E. Market Street, York, Pennsylvania	17402
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 717-757-7660

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

Third Amendment to Executive Transition Agreement with M. Thomas Grumbacher

On December 20, 2010, The Bon-Ton Stores, Inc. (the “Company”) and M. Thomas Grumbacher entered into an amendment (the “Third Amendment”) of the Executive Transition Agreement dated February 1, 2005, as earlier amended on December 6, 2007 and February 1, 2010 (together, the “Transition Agreement”).

The material terms of the Third Amendment are as follows:

•	Term. Mr. Grumbacher’s term as Executive Chairman of the Board is extended through February 5, 2012. The term shall automatically renew for successive periods of one year unless the Company or Mr. Grumbacher elects not to renew the Transition Agreement.

•	Base Salary. Mr. Grumbacher’s annual base salary, which was set at $650,000 in the Transition Agreement, will remain $650,000 through the end of the term.

•	Annual Cash Bonus. Mr. Grumbacher’s annual cash bonus opportunity, which under the Transition Agreement consists of a target bonus of 40% of base salary and a maximum bonus of 80% of base salary, will remain at such levels through the end of the term.

•	Medical Insurance.The Third Amendment clarifies certain provisions of the Transition Agreement regarding medical insurance.

The description of the material terms of the Third Amendment set forth above is qualified in its entirety by the Third Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Third Amendment to Executive Transition Agreement with M. Thomas Grumbacher

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bon-Ton Stores, Inc.

By: /s/ Keith E. Plowman
Keith E. Plowman
Executive Vice President, Chief Financial
Officer and Principal Accounting Officer

Dated: December 21, 2010